Exhibit 10.17.3

ITC^DELTACOM, INC.

EXECUTIVE STOCK INCENTIVE PLAN

COMMON STOCK UNIT AGREEMENT

(SERIES B PREFERRED STOCK UNIT AGREEMENT, AS AMENDED)

ITC^DeltaCom, Inc., a Delaware corporation (the “Company”), has previously granted                      stock units relating to shares of its 8% Series B Convertible Redeemable Preferred Stock, $.01 par value, to the individual named below as holder pursuant to a Series B Preferred Stock Unit Agreement, dated as of December 23, 2005 (the “Preferred Stock Unit Agreement”). In connection with the recapitalization of the Company effective as of July 31, 2007, the Company amended and replaced the Preferred Stock Unit Agreement with an agreement (the “Subsequent Agreement”) to convert the stock units described above into stock units relating to shares of its common stock, $.01 par value (the “Stock”). This Agreement amends and restates the Subsequent Agreement. Additional terms and conditions of the grant are set forth in this cover sheet, in the attachment, in Holder’s employment agreement, dated as of                     , 2005 and as amended as of December 20, 2005 (as further amended from time to time, the “Employment Agreement”), and in the ITC^DeltaCom, Inc. Amended and Restated Executive Stock Incentive Plan (the “Plan”).

Grant Date: December 23, 2005

Name of Holder:

Holder’s Social Security Number:

Number of Stock Units Covered by Grant:

This Stock Unit grant is subject to all of the terms and conditions described in this Agreement and in the Plan, a copy of which is available for your review on the Company’s intranet or upon request to Human Resources. You should carefully review the Plan, and agree that the Plan will control in the event any provision of this Agreement should appear to be inconsistent with the terms of the Plan.

Company:
(Signature)

	Title:	Senior Vice President

Attachment

This is not a stock certificate or a negotiable instrument.

Attachment

ITC^DELTACOM, INC.

EXECUTIVE STOCK INCENTIVE PLAN

COMMON STOCK UNIT AGREEMENT

(SERIES B PREFERRED STOCK UNIT AGREEMENT, AS AMENDED)

Stock Unit Transferability	This grant is an award of stock units in the number of units set forth on the cover sheet, subject to the vesting conditions described below (the “Stock Units”). Your Stock Units may not be transferred, assigned, pledged or hypothecated, whether by operation of law or otherwise, nor may the Stock Units be made subject to execution, attachment or similar process.

Definitions	Capitalized terms not defined in this Agreement are defined in the Plan, and have the meanings set forth in the Plan. The following additional term has the meaning provided below:

“Service” means service by you as an employee of the Company or one of its Affiliates. A change in your position or duties will not result in interrupted or terminated Service so long as you continue to be an employee of the Company or one of its Affiliates.

Vesting	You will vest in the Stock Units in accordance with the terms and conditions contained in your Employment Agreement and the Plan. Notwithstanding the foregoing, 50% of the Performance-Vesting Incentive Awards that would have vested upon the achievement of an EBITDA performance target of $90 million as provided in your Employment Agreement will vest on December 31, 2007.

The resulting aggregate number of vested Stock Units will be rounded down to the nearest whole number of Stock Units. You may not vest in more than the number of Stock Units covered by this grant.

Delivery of Stock Pursuant to Vested Stock Units	Delivery of the shares of Stock represented by your vested Stock Units will be made in accordance with your deferral election attached hereto as Exhibit A.

You will have no further rights with regard to a Stock Unit once the share of Stock relating to the Stock Unit has been delivered.

Forfeiture of Unvested Stock Units	Unvested Stock Units will be forfeited, if at all, in accordance with the terms of the Plan and your Employment Agreement.

Withholding Taxes	You agree, as a condition of this grant, that you will make acceptable arrangements to pay in cash any withholding or other taxes that may be due as a result of vesting in Stock Units or your acquisition of Stock under this grant. In the event that the Company determines that any federal, state, local or foreign tax or withholding payment is required relating to this grant, the Company will have the right to: (i) require that you make such payments to the Company; (ii) withhold such amounts from other payments due to you from the Company or any Affiliate; or (iii) cause an immediate forfeiture of shares of Stock represented by Stock Units granted pursuant to this Agreement in an amount equal to the withholding or other taxes due. You may, at your option, require shares of Stock to be withheld with a fair market value on the date of such withholding equal to all or any portion of the amount of federal, state and local taxes incurred by you in connection with the delivery of such shares, determined at the highest marginal rate of taxation in the state and locality of your residence on the date of delivery of such shares, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes (which amount includes the statutorily required withholding taxes), unless, in the reasonable judgment of the Board, the payment of cash by the Company to the applicable tax authorities in respect of amounts withheld would have a material adverse impact on the Company’s liquidity or financial condition.

Retention Rights	This Agreement does not give you the right to be retained by the Company (or any Affiliates) in any capacity. The Company (and any Affiliate) reserve the right to terminate your Service at any time and for any reason.

Stockholder Rights	You do not have any of the rights of a stockholder with respect to the Stock Units unless and until the Stock relating to the Stock Units has been delivered to you. You will, however, be entitled to receive, at the same time as the Company’s payment of a cash dividend on outstanding Stock, a cash payment for each Stock Unit that you hold as of the record date for such dividend equal to the per-share dividend paid on the Stock.

Adjustments	In the event of a Capitalization Change or Corporate Transaction, your Stock Units will be adjusted, if at all, in accordance with the terms of the Plan.

Applicable Law	This attachment (including the exhibit attached hereto) and its cover sheet (collectively, this “Agreement”) will be interpreted and enforced under the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

The Plan	The text of the Plan is incorporated in this Agreement by reference. This Agreement, the Plan and your Employment Agreement constitute the entire understanding between you and the Company regarding this grant of Stock Units. Any prior agreements, commitments or negotiations concerning this grant are superseded.

Exhibit A

DEFERRAL ELECTION FORM

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Name	Social Security Number

Unless defined in this deferral election form, capitalized terms in this deferral election form have the meanings given to such terms in the ITC^DeltaCom, Inc. Amended and Restated Executive Stock Incentive Plan or the attached Common Stock Unit Agreement, as the case may be.

DEFERRAL AMOUNT

I have previously made the following deferral election:

☐	No deferral. (A certificate for all of the shares of Stock represented by my vested Stock Units (which shares of Stock will be rounded up to the nearest number of whole shares) will be delivered to me in accordance with the terms of the Plan.)

☐	I elect to defer payment of my vested Incentive Awards as follows:

A-1

ACKNOWLEDGEMENT & SIGNATURE

I hereby agree to the terms and conditions set forth in this form and in the attached Common Stock Unit Agreement. In the event of any conflict between the terms of this form and the Common Stock Unit Agreement, I understand that the terms of the Common Stock Unit Agreement shall govern.

Accepted and Agreed:

Signature:	Date

A-2